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EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

TO: Global Diversified Industries, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Global Diversified Industries, Inc. for the year ended April 30, 2003 of our report dated July 11, 2003 and contained in the Registration Statement No. 333-113009 of Global Diversified Industries, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Global Diversified Industries, Inc. for the years ended April 30,2003 and 2002.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
August 16, 2004